UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2022

RACKSPACE TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39420	81-3369925
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1 Fanatical Place
City of Windcrest
San Antonio, Texas 78218
(Address of principal executive offices, including zip code)

(210) 312-4000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RXT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On November 17, 2022, Rackspace Technology, Inc. (the “Company”) announced that Mr. Naushaza Molu will join the Company as its Executive Vice President and Chief Financial Officer effective January 16, 2023 (the “Effective Date”).

Mr. Molu, 50, has served as Chief Financial Officer of International Markets overseeing Asia Pacific, Middle East, and Africa, Europe, and Latin America & Caribbean markets for Mastercard Incorporated (“Mastercard”). Prior to this role, Mr. Molu was Chief Financial Officer Asia Pacific region, Mastercard. Before joining Mastercard, Mr. Molu spent 15 years at Hewlett-Packard in a variety of finance roles, including Chief Financial Officer, Vice President of Aruba Networks. Prior to this role, Mr. Molu was the Chief Financial Officer Vice President for HP Enterprise Services, Asia Pacific Japan. Mr. Molu holds a Bachelor of Arts in Economics from York University, Toronto Canada, and a Master of Business Administration from Schulich School of Business, Toronto Canada.

In connection with his appointment, the Company and Mr. Molu entered into an Employment Agreement dated November 14, 2022 and an amendment thereto to correct clerical errors dated November 15, 2022 (the “Agreement”). Pursuant to the terms of the Agreement, Mr. Molu will receive (i) an annual base salary of $570,000, (ii) a signing bonus in the amount of $500,000, (iii) an annual equity award, (iv) a retention grant in the form of restricted stock units (“RSUs”) valued at $2,500,000 and (iv) a retention grant in the form of performance-based stock units (“PSUs”) valued at $2,500,000. The RSUs will vest in equal annual installments on each anniversary of the start date over a three-year period ending on the third anniversary of the start date, subject to Mr. Molu’s continued employment through the applicable vesting date. The PSUs will vest in increments of one-third of the award over a one-year, two-year, and three-year period each ending December 31, 2023, 2024 and 2025, respectively. The vesting of the PSU is subject to Mr. Molu’s continued employment through each applicable vesting date, the achievement of the performance conditions included in the PSU equity grant agreement, and subject to the terms and conditions set forth in the 2020 Rackspace Technology, Inc. Equity Incentive Plan. The annual equity award will be valued at $2,000,000 for fiscal year 2023, and no less than $3,500,000, for fiscal years 2024 and 2025, subject to approval by the Compensation Committee.

Mr. Molu also will be eligible to participate in the Company’s cash bonus plan with a target annual bonus amount equal to 90% of Annual Base Salary (“Target Bonus”), with a maximum potential amount of 150%. For performance years 2023 and 2024 only, Mr. Molu will be paid a minimum annual bonus of the greater of $150,000.00 or the actual annual bonus attainment.

If the Company terminates Mr. Molu without Cause and not by reason of death or disability or if Mr. Molu terminates for Good Reason or if the Company gives notice of non-renewal and provided that Mr. Molu signs a severance agreement and release of claims, he will receive (i) his current base salary for 18 months, (ii) 12-months of his target bonus, (iii) a pro rata portion of his annual bonus; (iv) 12 months of applicable premium cost for continued Company group health coverage and (v) the accelerated vesting of the next tranche of all outstanding equity grants including the time-based RSUs and assuming target level of performance for any PSUs. If the Company terminates Mr. Molu by reason of death or disability he will receive (i) a pro rata portion of his annual bonus; (ii) 12 months of applicable premium cost for continued Company group health coverage and (iii) the accelerated vesting of the next tranche of all outstanding equity grants including the time-based RSUs and assuming target level of performance for any PSUs. In addition, if Mr. Molu terminates the agreement by reason of non-renewal he will receive a pro rata portion of his annual bonus.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement itself which is attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

There are no arrangements or understandings between Mr. Molu, and any other person pursuant to which Mr. Molu was selected as an officer of the Company. Mr. Molu does not have any family relationship with any director or executive officer of the Company. There are no related party transactions as of the date hereof between Mr. Molu and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01.    Regulation FD Disclosure.

A copy of the press release announcing Molu’s appointment is attached hereto as Exhibit 99.1. The information in this Item 7.01 of Form 8-K and Exhibit 99.1 attached hereto is being furnished hereby and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.    Financial Statements and Exhibits.

Exhibits.

Exhibit Number	Exhibit Description
10.1	Employment Agreement between Rackspace US, Inc. and Naushaza Molu, dated November 14, 2022
10.2	First Amendment to Employment Agreement between Rackspace US, Inc. and Naushaza Molu, dated November 15, 2022
99.1	Press Release dated November 17, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RACKSPACE TECHNOLOGY, INC.

Date:	November 17, 2022	By:	/s/ Holly B. Windham
Holly B. Windham
Executive Vice President, Chief Legal and People Officer